UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 21, 2017

Steadfast Apartment REIT III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55772	47-4871012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500 Irvine, California 92612 (Address of principal executive offices)

(949) 852-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933  (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Acquisition of Belmar Villas
On July 21, 2017 (the “Closing Date”), Steadfast Apartment REIT III, Inc. (the “Company”), through STAR III Belmar, LLC (“STAR III Belmar”), an indirect wholly-owned subsidiary of the Company, acquired from an unaffiliated third-party seller a fee simple interest in a 318-unit multifamily residential community located in Lakewood, Colorado, commonly known as Belmar Villas (the “Belmar Property”). On the Closing Date, Steadfast Asset Holdings, Inc., an affiliate of the Advisor (defined below), assigned to STAR III Belmar the Purchase and Sale Agreement, dated May 22, 2017, as amended, for the purchase of the Belmar Property.

STAR III Belmar acquired the Belmar Property for a contract purchase price of $62,918,000, exclusive of closing costs. STAR III Belmar financed the acquisition of the Belmar Property with a combination of (1) proceeds from the Company’s ongoing public offering and (2) a loan in the aggregate principal amount of $47,112,000 (the “Belmar Loan”) from Berkeley Point Capital LLC (the “Lender”), pursuant to the requirements of the Freddie Mac Capital Markets Execution Program, as evidenced by the Multifamily Loan and Security Agreement (the “Loan Agreement”) and the Multifamily Note (the “Note” and, together with the Loan Agreement, the Mortgage and the Guaranty, each dated as of the Closing Date and described in Item 2.03 below, the “Loan Documents”). For additional information on the terms of the Belmar Loan, see Item 2.03 below.

The Belmar Property was constructed in 1974 and consists of 17 three-story apartment buildings and is situated on an approximately 17-acre site. The Belmar Property is comprised of 84 one-bedroom, 159 two-bedroom and 75 three-bedroom apartment homes that average 856 square feet with an average monthly rent of $1,318. Apartment amenities at the Belmar Property include walk-in closets, ceiling fans, central air conditioning, spacious balconies or patios and washers/dryers in selected homes. Property amenities at the Belmar Property include two swimming pools with spas, outdoor gas BBQ grills and fire pits, a playground, a clubhouse, a basketball court, a fitness center, a business center and internet café, covered parking and a laundry center. As of July 17, 2017, the Belmar Property was approximately 93% occupied.

An acquisition fee of approximately $1,314,000 was earned by Steadfast Apartment Advisor III, LLC (the “Advisor”) in connection with the acquisition of the Belmar Property.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Management of the Belmar Property
On the Closing Date, STAR III Belmar and Steadfast Management Company, Inc. (“Steadfast Management”), an affiliate of the Advisor, entered into a Property Management Agreement (the “Management Agreement”) pursuant to which Steadfast Management serves as the exclusive manager and leasing agent of the Belmar Property. STAR III Belmar pays Steadfast Management a monthly management fee in an amount equal to 2.75% of the Belmar Property’s gross collections at the property for such month. In addition, the property manager may earn an incentive management fee equal to 1% of gross collections based on performance metrics as described in the Management Agreement.

The Management Agreement has an initial term that expires on July 21, 2018, and will continue thereafter on a month-to-month basis unless either party gives 60-days’ prior written notice of its desire to terminate the Management Agreement. STAR III Belmar may terminate the Management Agreement at any time upon 30-days prior written notice to Steadfast Management in the event of the gross negligence, willful misconduct or bad acts of Steadfast Management or any of Steadfast Management’s employees. Either party may terminate the Management Agreement due to a material breach of the other party’s obligations under the Management Agreement that remains uncured for 30 days’ after notification of such breach. In the event of a termination of the Management Agreement by STAR III Belmar without cause, STAR III Belmar will pay a termination fee to Steadfast Management equal to three months of the monthly management fee based on the average gross collections for the three months preceding the date of termination.

On the Closing Date, STAR III Belmar also entered into a Construction Management Services Agreement (the “Construction Services Agreement”) with Pacific Coast Land & Construction, Inc. (“PCL”), an affiliate of the Advisor. Pursuant to the Construction Services Agreement, PCL will provide construction management services with respect to capital improvements and renovations to be undertaken from time to time at the Belmar Property for which it will be paid a construction management fee in an amount equal to 6% of the total cost of the improvements and renovations (as defined in the Construction Services Agreement). In addition to the construction management fee, if PCL provides additional staffing for an improvement or renovations, STAR III Belmar will reimburse PCL for all costs associated with such staffing. The Construction Services Agreement may be terminated by either party with 30-days’ prior written notice to the other party.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the Belmar Property, STAR III Belmar borrowed $47,112,000 from the Lender pursuant to the Loan Documents. The Belmar Loan has an 84-month term with a maturity date of August 1, 2024 (the “Maturity Date”). STAR III Belmar paid a loan origination fee of $235,560 to the Lender in connection with the Belmar Loan.

Interest on the outstanding principal balance of the Belmar Loan accrues at an annual rate of 3.91% and a monthly interest payment is due and payable beginning September 1, 2017. The amount of each monthly installment of the interest payment will equal $5,116.89 multiplied by the number of days in the month prior to the due date. Beginning September 1, 2020, and continuing until the Maturity Date, a monthly payment of interest and principal of $222,482 is due and payable on the first day of each month, as further described in the Note. The entire outstanding principal balance and any accrued and unpaid interest on the Belmar Loan is due and payable in full on the Maturity Date.

STAR III Belmar may voluntarily prepay the Belmar Loan and related sums due to the Lender following the first anniversary of the Belmar Loan, provided that STAR III Belmar provides the Lender with prior notice of such prepayment and pays a prepayment fee, all in accordance with the terms of the Loan Agreement.

The performance of the obligations of STAR III Belmar under the Belmar Loan is secured by a Multifamily Deed of Trust, Assignment of Rents and Security Agreement with respect to the Belmar Property (the “Mortgage”). Additionally, pursuant to an Assignment of Management Agreement and Subordination of Management Fees, dated as of the Closing Date, STAR III Belmar will assign all of its rights under the Management Agreement to the Lender upon an event of default under any of the Loan Documents.

The Company entered into a Guaranty (the “Guaranty”) in connection with the Belmar Loan. The Company absolutely, unconditionally and irrevocably guarantees to the Lender the full and prompt payment and performance when due of all amounts for which STAR III Belmar is personally liable under the Loan Documents, in addition to all costs and expenses incurred by the Lender in enforcing such Guaranty.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.8, 10.9, 10.10, 10.11 and 10.12 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On July 26, 2017, the Company distributed a press release announcing the acquisition of the Belmar Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquisition of the real property described in this Current Report on Form 8-K at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b) Pro Forma Financial Information.

See Paragraph (a) above.
(d) Exhibits.

Exhibit	Description

10.1
Purchase and Sale Agreement, made and entered into as of May 22, 2017, by and between Steadfast Asset Holdings, Inc. and Seagate Belmar Associates, LLC, with Fidelity National Title Insurance Company as the title company

10.2	First Amendment to Purchase and Sale Agreement, made and entered into as of June 2, 2017, by and between Steadfast Asset Holdings, Inc. and Seagate Belmar Associates, LLC

10.3	Second Amendment to Purchase and Sale Agreement, made and entered into as of June 9, 2017, by and between Steadfast Asset Holdings, Inc. and Seagate Belmar Associates, LLC

10.4	Third Amendment to Purchase and Sale Agreement, made and entered into as of June 16, 2017, by and between Steadfast Asset Holdings, Inc. and Seagate Belmar Associates, LLC

10.5	Assignment and Assumption of Purchase Agreement, dated as of July 21, 2017, by and between Steadfast Asset Holdings, Inc. and STAR III Belmar, LLC

10.6	Property Management Agreement, entered into as of July 21, 2017, by and between Steadfast Management Company, Inc. and STAR III Belmar, LLC

10.7	Construction Management Services Agreement, entered into as of July 21, 2017, by and between STAR III Belmar, LLC and Pacific Coast Land & Construction, Inc.

10.8	Multifamily Loan and Security Agreement, made as of July 21, 2017, by and between STAR III Belmar, LLC and Berkeley Point Capital LLC

10.9	Multifamily Note, made as of July 21, 2017, by STAR III Belmar, LLC, in favor of Berkeley Point Capital LLC

10.10
Multifamily Deed of Trust, Assignment of Rents and Security Agreement, dated as of July 21, 2017, by STAR III Belmar, LLC to the Public Trustee of Jefferson County for the benefit of Berkeley Point Capital LLC

10.11	Assignment of Management Agreement and Subordination of Management Fees, dated as of July 21, 2017, by and among STAR III Belmar, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc.

10.12	Guaranty, dated as of July 21, 2017, by Steadfast Apartment REIT III, Inc. to and for the benefit of Berkeley Point Capital LLC

99.1	Press release, dated July 26, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date:	July 26, 2017	By:	/s/ Kevin J. Keating______________
Kevin J. Keating
Treasurer